Exhibit 5.5

December 18, 2025

Lineage, Inc.

Lineage OP, LP

Lineage Europe Finco B.V.

Lineage Logistics Canada Holdings Ltd.

46500 Humboldt Drive

Novi, Michigan 48377

Dear Sirs/Mesdames:

Re:	Lineage, Inc. (“Lineage”), Lineage OP, LP (“Lineage LP”), Lineage Europe Finco B.V. (“Lineage Europe”) and Lineage Logistics Canada Holdings Ltd. (“Lineage Logistics”), among others
Registration Statement on Form S-3

We have acted as counsel to Lineage Logistics in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on December 18, 2025 with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the proposed issuance and sale by Lineage, Lineage LP, Lineage Europe and Lineage Logistics, among others, of certain securities, all as more fully described in the Registration Statement. This opinion is being delivered in connection with the Registration Statement, to which this opinion is as an exhibit.

The securities to be qualified under the Registration Statement include, among others,

(a)	debt securities (the “Lineage LP Debt Securities”) to be issued by Lineage LP under an indenture dated June 17, 2025 among Lineage LP, as issuer, Lineage, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented from time to time, including as supplemented by a first supplemental indenture dated June 17, 2025, among Lineage LP, the guarantors party thereto (including Lineage Logistics) and the Trustee, as further amended and supplemented by a second supplemental indenture dated November 26, 2025, among Lineage LP, the guarantors party thereto (including Lineage Logistics) and the Trustee (the “Lineage LP Indenture”);

(b)	debt securities (the “Lineage Debt Securities”) to be issued by Lineage under the form of the indenture between Lineage, as issuer, and the Trustee, as trustee, filed as an exhibit to the Registration Statement, as amended and supplemented from time to time (the “Lineage Indenture”);

(c)	debt securities (the “Lineage Europe Debt Securities”, together with the Lineage LP Debt Securities and the Lineage Debt Securities, the “Debt Securities”) to be issued by Lineage Europe under an indenture dated November 26, 2025 among Lineage Europe, as issuer, Lineage and Lineage LP, as guarantors, and the Trustee, as trustee, as amended and supplemented from time to time, including as supplemented by a first supplemental indenture dated November 26, 2025, among Lineage Europe, Lineage, Lineage LP, the other guarantors party thereto (including Lineage Logistics), the Trustee and U.S. Bank Europe DAC (the “Lineage Europe Indenture”, together with the Lineage LP Indenture and the Lineage Indenture, the “Indentures”); and

(d)	guarantees of the Debt Securities by the guarantors thereto (which include Lineage Logistics) pursuant to the terms of the Indentures.

Unless otherwise defined herein, all capitalized terms used in this letter shall have the meanings ascribed to them in the Registration Statement.

A.	Documentation

As counsel for Lineage Logistics, we have reviewed the Registration Statement (including the Indentures attached thereto).

B.	Jurisdiction

The opinions expressed below are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

C.	Scope of Examinations

In connection with the opinions expressed in this letter, we have considered such questions of law, have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, corporate records, certificates and other documents, and have conducted such other examinations as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed, including:

(a)	the Registration Statement (including the Indentures attached thereto);

(b)	the Director’s Certificate (as defined below); and

(c)	the Ontario Certificate (as defined below).

D.	Assumptions and Reliances

We do not express or imply any opinion as to whether any marketing materials delivered by Lineage, Lineage LP or Lineage Europe contains a misrepresentation. To the extent that the opinions expressed in this letter are based on factual matters, we have relied solely on a certificate of a director of Lineage Logistics, including the schedules thereto, dated as of the date hereof, a copy of which are being delivered concurrently herewith, which factual matters have not been independently investigated or verified by us (the “Director’s Certificate”). Except as indicated above, we have not reviewed any other corporate records, minute books, board of directors’ resolutions or shareholder resolutions of Lineage Logistics and have relied solely on the Director’s Certificate with respect thereto.

For purposes of the opinion expressed in paragraph 1 below, we have relied exclusively on the certificate of status dated December 17, 2025 issued by the Ontario Ministry of Government and Consumer Services in respect of Lineage Logistics (the “Ontario Certificate”).

We assume that the Ontario Certificate continues to be accurate on the date of this opinion as if issued on that date.

For the purposes of the opinions expressed in this letter, we have assumed:

(a)	the genuineness of all signatures, including electronic signatures, on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)	that the Registration Statement (including the Indentures attached thereto) has not been terminated or amended, modified or restated from the executed version we have reviewed;

(e)	the accuracy, currency and completeness of the indices and filing systems maintained at the public offices and registries where we have searched or made enquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;

(f)	that Registration Statement (including the Indentures attached thereto) has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, each of the parties thereto, enforceable against each of the parties thereto, in accordance with its terms;

(g)	that insofar as any obligation under the Registration Statement (including the Indentures attached thereto) is to be performed in any jurisdiction outside the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction; and

(h)	that all facts set forth in all certificates supplied or otherwise conveyed to us by public officials and in the Director’s Certificate are true and correct.

E.	Opinions

Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	Lineage Logistics is a corporation incorporated and existing under the Business Corporations Act (Ontario).

2.	With respect to any Debt Securities to be offered by an issuer pursuant to the Registration Statement, when (i) the terms of the particular Debt Securities have been duly established and authorized by all necessary corporate action of the applicable issuer in conformity with the applicable Indenture and in accordance with the manner contemplated by the Registration Statement, the corresponding prospectus and/or the applicable prospectus supplement, (ii) the board of directors of Lineage Logistics has authorized the execution and performance of the supplemental indenture in respect of such Debt Securities; (iii) such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture and any applicable supplemental indentures; and (iv) such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, the corresponding prospectus and/or the applicable prospectus supplement with respect to such issuance and sale, then all necessary corporate action will have been taken to authorize the execution and delivery by Lineage Logistics of such supplemental indenture in respect of the Debt Securities, and the performance of its obligations under the applicable Indenture including the applicable guarantees set out in such supplemental indenture.

The opinions in this letter are given solely for the benefit of the addressee hereof (and its successors and assigns) in connection with the transactions referred to herein and may not be circulated to, or relied upon by, any other person or used for any other purpose without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus therein under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Yours very truly,

/s/ McCarthy Tétrault LLP